SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 31, 1998


                              SoftNet Systems, Inc.
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               (Exact name of registrant as specified in charter)




         New York                    1-5270                  11-1817252
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(State or other jurisdiction      (Commission              (IRS Employer
    of incorporation)             File Number)           Identification No.)



                    520 Logue Avenue, Mountain View, CA 94043
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               (Address of principal executive offices) (Zip Code)




        Registrant's telephone number, including area code (650) 962-7470




                                       N/A
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         (Former name or former address, if changed since last report.)

Item 5.  Other Events

                  On August 31, 1998, Registrant issued 7,500 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") and warrants to purchase 93,750 shares of Common Stock (the "Series C Warrants") through a combined $7,500,000 private equity placement, and agreed to issue 7,500 shares of Series D Convertible Preferred Stock (the "Series D Preferred Stock") and warrants to purchase an additional 93,750 shares of Common Stock (the "Series D Warrants") for an additional $7,500,000, subject to shareholder approval and other conditions (though no assurance can be given that such closing condition will be satisfied).

                  For the next nine months, the Series C Preferred Stock is convertible into the Company's Common Stock at a conversion price of $9.00 per share. Thereafter, the conversion price of the Preferred Stock may vary based upon the trading price of the Common Stock during the period preceding conversion. The Series C Warrants have an exercise price of $9.375 per share and expire on August 31, 2002. Any Series C Preferred Stock outstanding on August 31, 2001 will either be redeemed at face value or converted into the Common Stock, at the sole discretion of the Company. Conversion of the Series C Preferred Stock is subject to the rules of the American Stock Exchange regarding issuance of greater than 20% of a listed company's Common Stock without shareholder approval.

                  The Series C Preferred Stock is entitled to dividends, at the rate of 5% per annum, payable in cash or, at the Company's election, in additional shares of Series C Preferred Stock. In certain circumstances, including failure to list the Common Stock underlying the Preferred Stock and Warrants on the American Stock Exchange or failure to register such Common Stock for resale under the Securities Act of 1933, as amended, the Company is subject to certain penalties. At the Company's option, the Series C Preferred Stock may be redeemed upon the earlier to occur of (i) a Qualified Offering (as defined in the Company's Restated Certificate of Incorporation) or (ii) February 28, 2000. In the event such redemption is made prior to September 1, 1999, then the redemption price will be 110% of the stated value of the Series C Preferred Stock. Thereafter, the redemption price is 120% of the stated value of the Series C Preferred Stock. The Series C Warrants contain certain call and anti-dilution provisions and permit cashless exercise.

                  The Series D Preferred Stock and Series D Warrants have similar provisions as the Series C Preferred Stock and the Series C Warrants. The conversion price of the Series D Preferred Stock and the exercise price of the Series D Warrants will be at a 20% premium of the market price of the Common Stock prior to their issuance.

                  The financing was arranged by Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group ("Shoreline"). Upon the closing of the Series C transactions, Shoreline received a fee of $375,000 plus warrants, having an exercise price of $7.50 per share to purchase an aggregate 52,500 shares of the Common Stock (the "Shoreline Warrants"). Half of the Shoreline Warrants are immediately exercisable and expire on August 31, 2002. The other half of the Shoreline Warrants are exercisable upon the issuance of the Series D Preferred Stock and expire on the fourth anniversary of such issuance. In the event the Series D Preferred Stock is not issued prior to September 1, 1999, the second half of the Shoreline Warrants will expire. Shoreline is entitled to receive an additional $375,000 upon the closing of the Series D transactions.

                  The press release announcing this offering inadvertently states that the exercise price of the Series C Warrants is 120% of the closing Common Stock bid price. The correct percentage is 125%. In addition, the conversion price of the Series C Preferred Stock is 120% of the closing Common Stock bid price, as opposed to 120% of the closing price as stated in the press release.



Item 7.  Exhibits

          Exhibit No.                             Description
          -----------                             -----------
              5.1                            8/31/98 Press Release

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           SoftNet Systems, Inc.
                                           ----------------------------
                                                 (Registrant)

Date:  September 14, 1998                  By: /s/ Garrett J. Girvan
                                               ------------------------
                                               Garrett J. Girvan
                                               Chief Operating Officer
                                               and Chief Financial Officer



                                           By: /s/ Mark A. Phillips
                                               ------------------------
                                               Mark A. Phillips
                                               Treasurer and
                                               Chief Accounting Officer

                              SoftNet Systems, Inc.
                                  Exhibit Index
                                   to Form 8-K



         Exhibit No.                                 Description
         -----------                                 -----------
              5.1                                8/31/98 Press Release